UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                                 October 4, 2005

                        (Date of earliest event reported)
                          ----------------------------

                                    a21, INC.
               (Exact name of registrant as specified in charter)

                                      Texas
         (State or other Jurisdiction of Incorporation or Organization)

        000-51285                                                74-2896910
 (Commission File Number)                                      (IRS Employer
                                                             Identification No.)


                             7660 Centurion Parkway
                           Jacksonville, Florida 32256
              (Address of Principal Executive Offices and zip code)
                                  904-565-0066
                             (Registrant's telephone
                          number, including area code)

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

      On October 4, 2005, a21, Inc. (OTCBB: ATWO), a Texas corporation ("a21"), completed a financing pursuant to which it raised approximately $3.166 million. The financing involved the sale by Barron Partners L.P. ("Barron Partners"), a significant shareholder of a21, of outstanding warrants to purchase 21,114,000 shares of a21's common stock to ten "accredited investors" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the "Investors"), including StarVest Partners, L.P., Ahab Partners, L.P., Ahab International, Ltd., Aslan Capital Management, LLC and CRT Capital Group, LLC. As described below, for a limited period of time, a21 reduced the exercise price of warrants to purchase 17,114,000 shares of a21's common stock to $0.185 per share, during which time the Investors exercised their warrants and purchased shares of a21's common stock, and a21 received the exercise price for each of the shares it issued. a21 considers the issuance of its shares of common stock on exercise of the warrants exempt from registration under Section 4(2) of the Securities Act of 1933.

         Prior to this financing, Barron Partners held warrants to purchase the following number of shares of a21's common stock at the following exercise prices: 4,590,000 shares at $0.20; 4,590,000 shares at $0.225; 4,590,000 shares at $0.45; 3,672,000 shares at $0.90; and 3,672,000 shares at $1.35. Barron
Partners sold these warrants to purchase 21,114,000 shares of a21's common stock to the Investors for $0.02 per share. Pursuant to a letter agreement dated October 4, 2005 between a21 and the investors, for a period commencing on such date and ending October 6, 2005, a21 reduced the exercise price of warrants to purchase, in the aggregate, 17,114,000 shares of a21's common stock to $0.185 per share. The Investors then exercised these warrants and purchased such shares. A form of this letter agreement is filed as Exhibit 10.26 to this Current Report on Form 8-K and is incorporated herein by reference.

      In connection with the financing, on October 4, 2005, a21 amended and restated the warrant transferred to CRT Capital Group, LLC to purchase 4,000,000 shares of a21 common stock. Pursuant to this warrant, the exercise price is $0.25 per share, which may be adjusted as described below, provided the warrant is exercised upon the earlier to occur of (a) March 31, 2006, and (b) ten (10) days, or twenty (20) days if the shares of a21 common stock into which the warrant may be exercised is not then eligible for resale pursuant to a registration statement under the Securities Act of 1933, following written notice by a21 that the five-day Volume Weighted Average Price ("VWAP"), as defined below, is greater than or equal to forty cents ($0.40):

         a. If the shares of a21 common stock into which the warrant may be exercised are eligible for resale pursuant to an effective registration statement, then the exercise price per share shall be the greater of (i) twenty-five cents ($0.25), and (ii) eighty percent (80%) of the five-day VWAP; and


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

         b. If the shares of a21 common stock into which the warrant may be exercised are not eligible for resale pursuant to an effective registration statement, then the exercise price per share shall be the greater of (i) twenty-five cents ($0.25), and (ii) sixty percent (60%) of the five-day VWAP if the warrant is exercised and the applicable exercise price per share is paid to a21 on or before December 31, 2005, and seventy percent (70%) of the five-day VWAP if the warrant is exercised and the applicable exercise price per share is paid to a21 after December 31, 2005. For purposes of these warrants, VWAP means the weighted average selling price of a21 common stock on five consecutive trading days. This warrant terminates on March 31, 2006, unless earlier terminated pursuant to its terms.

         A form of this warrant is filed as Exhibit 10.27 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

        (c)    Exhibits.

Exhibit Number      Description
--------------      -----------

10.26 Form of letter agreement reducing the exercise price of the warrants.

10.27               Form of Common Stock Purchase Warrant held by CRT Capital
                    Group LLC.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   a21, INC.

Date:  October 10, 2005            By:     /s/ Albert H. Pleus
                                          --------------------------------------
                                          Name:  Albert H. Pleus
                                          Title:    Chief Executive Officer


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

                                  EXHIBIT INDEX

Exhibit Number      Description
--------------      -----------

10.26 Form of letter agreement reducing the exercise price of the warrants.

10.27               Form of Common Stock Purchase Warrant held by CRT Capital
                    Group LLC.


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